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                                                                   EXHIBIT 10.91


                HEALTHCARE COMPARE CORP. EMPLOYMENT AGREEMENT

                            FOR SALES COLLEAGUES

     This AGREEMENT is entered into between HealthCare COMPARE Corp., a Delaware corporation headquartered in Illinois ("COMPARE") and Lottie A. Kurcz (the "Colleague").

                                   WITNESSETH

     WHEREAS, COMPARE desires to employ Colleague in a sales capacity with an incentive compensation plan, and Colleague is to be employed by COMPARE in such capacity.

     1. Employment. COMPARE hereby employs Colleague and Colleague agrees to devote his/her full time and effort to COMPARE on the terms and conditions set forth in this Agreement. Colleague also agrees to abide by any rules, regulations and procedures of COMPARE as may be set forth in any policy or procedure manual which COMPARE may adopt or modify from time to time.

     2. Duties. COMPARE hereby employs the Colleague as a Vice President Marketing with such sales responsibilities and duties as may be assigned by COMPARE from time to time.

     3. Term. This Agreement shall be effective as of July 1, 1992 and shall continue until terminated as provided herein.

     4. Compensation. Colleague shall be eligible for COMPARE's Sales Department Incentive Compensation Program, which is attached as Exhibit A. Such Program may be amended from time to time in COMPARE's sole discretion.

     5. Termination. Either party may terminate this Agreement without cause upon 30 days prior written notice to the other party.

     6. Confidentiality. Colleague agrees not to directly or indirectly use or disclose, for the benefit of any person, firm, or entity other than COMPARE, the confidential business information of COMPARE. Confidential business information means information or material which is not generally available to or used by others or the utility or value of which is not generally known or recognized as a standard practice, whether or not the underlying details are in the public domain, including but not limited to its computerized and manual


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HealthCare COMPARE Employment Agreement                             Page 2

systems, procedures, reports, client lists, review criteria and methods, financial methods and practices, plans, pricing and marketing techniques as well as information regarding COMPARE's past, present, and prospective clients and their particular needs and requirements, and their own confidential information.

     Upon termination of employment, with or without cause, Colleague agrees to return to COMPARE all policy and procedure manuals, records, notes, data, memoranda, and reports of any nature (including computerized and electronically stored information) which are in Colleague's, possession and/or control which relate to (1) the confidential business information of COMPARE, (2)
Colleagues employment with COMPARE, or (3) the business activities or facilities of COMPARE or its past, present, or prospective clients.

     7. Restrictive Covenant. During the period of employment and for a period of one year from the date of termination, with or without cause, Colleague will not directly or indirectly, within the United States, own or engage in any business which is similar to or competitive with any actual or planned business activity engaged in or planned by COMPARE at the time the employment was terminated, if in the course of such ownership or employment, it could reasonably be anticipated that Colleague would be required to use or disclose the confidential information of COMPARE. However, this Agreement shall not prohibit ownership of up to 2% of the shares of stock of any such corporation whose stock is listed on a national securities exchange or is traded in the over-the-counter market.

     For a period of one year after termination of employment, with or without cause, Colleague will not directly or indirectly, for the purpose of selling services provided or planned by COMPARE, call upon, solicit or divert any actual customer or prospective customer of COMPARE. An actual customer, for purposes of this paragraph, is any customer to whom COMPARE has provided services within one year prior to Colleague's termination. A prospective customer, for purposes of this paragraph, is any prospective customer to whom COMPARE sought to provide services within one year prior to the date of Colleague's termination and Colleague has knowledge of or and was involved in such solicitation.

     8. Non-Solicitation of Employees. Colleague further agrees that for a period of one year from the date of Colleagues termination, with or without cause, Colleague shall not directly or indirectly solicit or hire any person who is currently or was an employee of COMPARE at any time during the six months prior to Colleague's termination.

     9. Remedies. In the event Colleague breaches or threatens to breach Sections 6 or 7 of this Agreement, COMPARE shall be entitled to injunctive relief, enjoining or restraining such breach or threatened breach. Colleague acknowledges that COMPARE's remedy at law is inadequate and that COMPARE will suffer irreparable injury if such conduct is not prohibited.

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HealthCare COMPARE Employment Agreement                                Page 3

     Colleague and COMPARE agree that, because of the difficulty of ascertaining the amount of damages in the event that Colleague breaches Section 8 of this Agreement, COMPARE shall be entitled to recover, as liquidated damages and not as a penalty, a sum equal to one year's annual salary of the employee(s) solicited to leave COMPARE's semploy.

     Colleague further agrees that the covenants contained in Sections 6, 7, and 8 shall be construed as separate and independent of other provisions of this Agreement and the existence of any claim by Colleague against COMPARE shall not constitute a defense to the enforcement by COMPARE of either of these paragraphs

     10. Assignments. Neither party shall have the right or power to assign any rights or duties under this Agreement without the written consent of the other party, provided, however, that COMPARE shall have the right to assign this Agreement without consent pursuant to any corporate reorganization, merger, or other transaction involving a change of control of COMPARE.

     If Colleague performs services and duties for any subsidiary or other affiliated entity of COMPARE, then the provisions of Sections 6, 7, and 8 shall apply to the confidential information and business activities, property rights, clients, and employees of that subsidiary or other entity.

     11. Severability. Each section, paragraph clause, sub-clause, and provision, of this Agreement shall be severable from each other, and if for any reason the paragraph, clause, subclause, or provision is invalid or unenforceable, such invalidity or unenforceability shall not prejudice or in any way affect the validity or enforceability of any other paragraph, clause, sub-clause, or provision hereof.

     12. Miscellaneous.

         (a) Failure on the part of either party to insist upon strict compliance by the other with respect to any of the terms, covenants, and conditions hereof, shall not be deemed a subsequent waiver of such term, covenant, or condition.

         (b) In the event of litigation under this Agreement, the prevailing party shall be entitled to reasonable attorney's fees.

         (c) The provisions of any paragraph containing a continuing obligation after termination shall survive such termination whether with or without cause and even if occasioned by COMPARE's breach or wrongful termination.

         (d) This Agreement may not be modified except in writing as signed by the parties provided, however, that COMPARE may amend or terminate its benefit plans or employees' rules and regulations in its sole discretion.



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HealthCare COMPARE Employment Agreement                                 Page 4

         (e) This Agreement supersedes the HealthCare COMPARE Employment Agreement entered into between HealthCare COMPARE Corp. and Colleague dated January 27, 1986.

     13. Governing Law. This Agreement is executed in and shall be governed by and construed in accordance with the laws of the State of Illinois.

COLLEAGUE ACKNOWLEDGES THAT COLLEAGUE HAS READ, UNDERSTOOD AND AGREES TO BE BOUND BY THE TERMS AND CONDITIONS IN THIS AGREEMENT.

     IN WITNESS WHEREOF, the parties hereto have executed this Employment Agreement in the State of Illinois.

                                         HealthCare COMPARE Corp.


                                         By: James C. Smith
                                             ------------------------
                                             James C. Smith


                                         Its:  President and
                                               Chief Executive Officer


                                         Date:
                                              ------------------------


                                         Colleague:

                                         Lottie A. Kurcz
                                         ------------------------------
                                         Lottie A. Kurcz

                                         Date:  8/10/92
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